EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of athenahealth, Inc. and the effectiveness of athenahealth, Inc.’s internal control over financial reporting dated February 16, 2012, appearing in the Annual Report on Form 10-K of athenahealth, Inc. for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Boston, Massachusetts August 3, 2012